EXHIBIT 99.1

Blüm Holdings Inc. Reports Full Year 2023 and Fourth Quarter Financial Results

SANTA ANA, Calif., April 16, 2024 (GLOBE NEWSWIRE) -- Blum Holdings, Inc. (OTCQB: BLMH) (the “Company,” “Blüm,” “we” or “us”), a cannabis company with operations throughout California, today reported financial results for the full year and fourth quarter ended December 31, 2023.

Full Year 2023 Highlights

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Revenues decreased by 36% compared to the prior year primarily due to the Company's strategic slowdown in its underperforming distribution segment. However, gross profit only fell by 3%, or $0.5 million, with gross margins increasing by 18% to 53% for the year.

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Net loss from continuing operations was $13.8 million, an improvement of 93% compared to $183.9 million from the prior year. The significant improvement of $170.1 million was primarily attributable to the Company’s prior year's impairment charges and to a lesser extent, the Company's exit from unprofitable segments, reduced corporate headcount which expenses were partially offset by litigation and professional fees and non-cash stock-based compensation.

•	EBITDA loss from continuing operations was $4.0 million for the year ended December 31, 2023, a significant improvement from $173.6 million in the prior year.
•	Provision for income tax expense for continuing operations was $4.1 million in fiscal year 2023 compared to prior year’s tax provision benefit of $2.8 million.
•	Gain on extinguishment of debt was $5.4 million for the year ended December 31, 2023.
•	Cash used in operating activities from continuing operations decreased 85% to $1.0 million compared to $6.4 million in the prior year.

Fourth Quarter 2023 Highlights

•	Quarterly revenues remained steady at $8.1 million, with gross margin increasing to 54% from 51% in the prior quarter ended September 30, 2023.
•	Operating expenses increased by 23% to $11.1 million compared to the consecutive prior quarter.
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Quarterly loss from continuing operations before taxes was $6.3 million, an increase of 125% from the fiscal third quarter. This was due to the Company recognizing income tax related interest and penalties of $3.2 million recognized in interest expense and selling, general and administrative expenses.

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The Company completed the exit of its unprofitable cultivation facility in Northern California during the fiscal fourth quarter 2023. Consequently, all prior year figures pertaining to the Company’s cultivation operations are presented as discontinued operations.

Patty Chan, Chief Financial Officer of Blüm Holdings, stated “2023 was a truly transformative year for Blüm Holdings during which the Company focused on disposing nearly all the Company’s underperforming assets and significantly reducing selling, general, and administrative (“SG&A”) expenses while simultaneously realigning our strategic focus to increasing our gross margin from 35% in 2022 to 53% in 2023. Consequently, while our revenue decreased from $52.0 million in 2022 to $33.2 million in 2023, our decrease in gross margin was only $0.5 million on a revenue decrease of $18.8 million. Similarly, our SG&A decreased by $22.4 million on a $18.8 million revenue decrease. Furthermore, our EBITDA loss was just $4.0 million. As such, we are pleased to report our fourth quarter and full year 2023 results, which demonstrate our commitment to enhancing our operational efficiency and a focus on financial performance. The divestiture of unprofitable operations has allowed us to focus on our core strengths, resulting in improved gross margins and a significant reduction in net operating loss.”

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Management believes that these non-GAAP financial measures assess the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. These non-GAAP financial measures exclude certain material non-cash items and certain other adjustments the Company believes are not reflective of its ongoing operations and performance. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand operational decision-making, for planning and forecasting purposes, and to evaluate the Company’s financial performance. Management believes that these non-GAAP financial measures enhance investors’ understanding of the Company’s financial and operating performance and enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

About Blüm Holdings

Blüm Holdings is a leader in the cannabis sector. Our commitment to quality, innovation, and customer service makes us a trusted name in the cannabis industry, dedicated to shaping its future. Blüm Holdings operates leading dispensaries throughout California as well as several leading company-owned brands including Korova, known for its high potency products across multiple product categories, including the legendary 1000 mg THC Black Bar.

For more info, please visit: https://blumholdings.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact:

Jason Assad

LR Advisors LLC.

jassad@blumholdings.com

678-570-6791

Unrivaled Brands, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31, 2023	December 31, 2022
Current Assets	$4,693	$4,575
Long-Term Assets	27,378	35,935
Total Assets	$32,071	$40,510

Current Liabilities	$62,548	$59,145
Long-Term Liabilities	15,219	17,902
Total Liabilities	77,767	77,047

Stockholders' Deficit	(45,696)	(36,537)

Total Liabilities and Stockholders' Deficit	$32,071	$40,510

Unrivaled Brands, Inc.

Consolidated Statements of Operations

(in thousands, except for per share data)

	(unaudited)
	Three Months Ended		Year Ended
	December 31, 2023	September 30, 2023	December 31, 2023	December 31, 2022
Revenue	$8,095	$8,188	$33,229	$52,015
Cost of Goods Sold	3,720	4,021	15,565	33,875
Gross Profit	$4,375	$4,167	$17,664	$18,140
Gross Margin %	54%	51%	53%	35%

Operating Expenses	11,060	9,011	31,870	202,950
Loss from Operations	(6,685)	(4,844)	(14,206)	(184,810)

Less: Other (Income) Expense	(346)	(2,022)	(4,503)	1,884
Loss from Continuing Operations Before Taxes	(6,339)	(2,822)	(9,703)	(186,694)

Provision for Income Tax (Expense) Benefit for Continuing Operations	(3,274)	(309)	(4,116)	2,784
Net Loss from Continuing Operations	$(9,613)	$(3,131)	$(13,819)	$(183,910)

Net Loss from Discontinued Operations, Net of Tax	(123)	(231)	(311)	(4,746)
Net Loss	(9,736)	(3,362)	(14,130)	(188,656)

Non-Controlling Interests	—	—	—	(275)
Net Loss Attributable to Unrivaled Brands, Inc.	$(9,736)	$(3,362)	$(14,130)	$(188,931)

Basic and Diluted Loss per Share:
Net Loss from Continuing Operations per Common Share	$(1.04)	$(0.32)	$(1.69)	$(31.19)
Net Loss Attributable to Unrivaled Brands, Inc. per Common Share	$(1.05)	$(0.35)	$(1.72)	$(32.04)

Unrivaled Brands, Inc.

Non-GAAP Reconciliation

(in thousands)

	Year Ended December 31,
	2023	2022
Net Loss	$(14,130)	$(188,656)
Less: Net Loss from Discontinued Operations, Net	311	4,746
Add (Deduct) Impact of:
Interest Expense	3,777	4,173
Provision for Income Tax Expense (Benefit)	4,116	(2,784)
Depreciation Expense	440	1,271
Amortization of Intangible Assets	1,500	7,616
EBITDA Loss from Continuing Operations (Non-GAAP)	$(3,986)	$(173,634)

Non-GAAP Adjustments:
Stock-based Compensation Expense	2,435	4,919
Impairment of Assets	—	163,698
Severance Expense for Series A Share Repurchases	—	901
Realized Loss on Sale of Investments	61	—
Unrealized Gain on Investments	(667)	(210)
Loss (Gain) on Disposal of Assets	1,607	(13,432)
Gain on Settlement of Liabilities	(70)	—
Gain on Extinguishment of Debt	(5,441)	(542)
Adjusted EBITDA Loss from Continuing Operations (Non-GAAP)	$(6,061)	$(18,300)